Exhibit 23A


                    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-29049) of Aristar, Inc and subsidiaries of our report dated January 19, 1999 appearing on page 19 of this Form 10-K.



Deloitte and Touche LLP
Tampa, Florida
March 24, 1999




                                   Exhibit 23B


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-29049) of Aristar, Inc and subsidiaries of our report dated January 17, 1997 appearing on page 20 of this Form 10-K.




PricewaterhouseCoopers LLP
Tampa, Florida
March 19, 1999